CPA s  / ADVISORS

Blue & Co., LLC / 250 West Main Street, Suite 2900 / Lexington, KY 40507

main  859.253.1100   website blueandco.com

REPORT OF INDEPENDENT AUDITORS

The Board of Directors

Sitestar Corporation

Lynchburg, Virginia

We have audited the accompanying combined financial statements of the Mt. Melrose Portfolio, which comprise the combined statements of revenues and certain expenses for the years ended December 31, 2017 and 2016, and the related notes to the combined financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involved performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgement, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the revenues and certain expenses described in Note 1 of the combined financial statements of the Mt. Melrose Portfolio for the years ended December 31, 2017 and 2016, in accordance with accounting principles generally accepted in the United States of America.

Basis of Accounting

As described in Note 1 of the combined financial statements, the combined statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulation of the Securities and Exchange Commission, and are not intended to be a complete presentation of revenues and expenses of the Mt. Melrose Portfolio. Our opinion is not modified with respect to this matter.

Lexington, Kentucky

March 23, 2018